Exhibit 99.1

AMENDED AND RESTATED CONSENT SOLICITATION STATEMENT SUPPLEMENT

WASHINGTON REAL ESTATE INVESTMENT TRUST

Solicitation of Consents to Amend Certain Provisions of the Indenture

for the Following Notes:

	Notes	CUSIP Number	Outstanding Principal Amount	Consent Fee Per $1,000 Principal Amount of Notes
6.898%	Mandatory Par Put Remarketed Securities due February 2018*	939671 AB9	$60,000,000	$1.00
5.95%	Notes Due June 2011	939653 AH4	$150,000,000	$2.50
5.05%	Notes Due May 2012	939653 AF8	$50,000,000	$3.00
5.125%	Notes Due March 2013	939653 AD3	$60,000,000	$3.25
5.25%	Notes Due January 2014	939653 AE1	$100,000,000	$3.50
5.35%	Notes Due May 2015	939653 AG6	$150,000,000	$3.75
7.25%	Notes Due February 2028	939671 AA1	$50,000,000	$6.00

			$620,000,000

*	Subject to mandatory tender in February 2008

This Supplement hereby amends, supplements, modifies and becomes a part of, as of the date hereof, the Amended and Restated Consent Solicitation Statement, dated June 26, 2007 (the “Amended and Restated Consent Solicitation Statement” and, as supplemented hereby, the “Supplemented Consent Solicitation Statement”), relating to the series of the notes of Washington Real Estate Investment Trust (the “Trust,” “we” or “us”) as identified in the Amended and Restated Consent Solicitation Statement. Capitalized terms used, but not defined in the Supplement, have the meanings given in the Amended and Restated Consent Solicitation Statement. All references to any requirements regarding the Amended and Restated Consent Solicitation Statement contained in any document used by or on behalf of the Trust in connection with the consent solicitation shall be deemed to refer to the Supplemented Amended and Restated Consent Solicitation Statement.

The Solicitation Agent for the Solicitation is:

RBS Greenwich Capital

This Amended and Restated Consent Solicitation Statement Supplement is dated June 28, 2007.

The Amended and Restated Consent Solicitation Statement is hereby supplemented, amended and modified as follows:

SUMMARY

The section of the Amended and Restated Consent Solicitation Statement titled “Summary” is hereby amended by deleting the subsection titled “Expiration Date” contained therein, and replacing such subsection with the following:

Expiration Date

The Expiration Date is 5:00 p.m., New York City time, on Friday, June 29, 2007, unless extended.

INTEREST RATE ADJUSTMENT

The section of the Amended and Restated Consent Solicitation Statement titled “Interest Rate Adjustment” is hereby amended by deleting the following paragraph:

“Notwithstanding the foregoing, if at any time there is only one Rating Agency providing a rating of the Notes then any subsequent increase or decrease required by a change in the rating by the Rating Agency continuing to provide a rating shall be twice the percentage set forth above subject to the limitations set forth above. The failure of either Rating Agency to provide a rating of the Notes shall not result in an adjustment hereunder.”

and replacing such deleted language with the following paragraph:

“Notwithstanding the foregoing, if at any time there is only one Rating Agency providing a rating of the Notes then any subsequent increase or decrease required by a change in the rating by the Rating Agency continuing to provide a rating shall be twice the percentage set forth above subject to the limitations set forth above. The failure of either Rating Agency (but not both) to provide a rating of the Notes shall not result in an adjustment hereunder. If both Rating Agencies cease to provide a rating, the interest rate on the Notes will increase to, or remain at, as the case may be, 2.00% above the Current Interest Rate.”

The Solicitation Agent for this Solicitation is:

RBS Greenwich Capital

600 Steamboat Road

Greenwich, CT 06830

Attn: Liability Management

(203) 618-6145

Any questions concerning the terms of this Solicitation may be directed to the Solicitation Agent.

The Information Agent for this Solicitation is:

Global Bondholder Services Corporation

65 Broadway, Suite 723

New York, NY 10006

Attention: Corporate Actions

(212) 430-3774 (call collect)

(866) 470-3700

By Facsimile Transmission:	By Hand Delivery, Mail or Overnight Courier:

212-430-3775	Global Bondholder Services Corporation
65 Broadway, Suite 723
New York, NY 10006

The Trustee under the Indenture is:

THE BANK OF NEW YORK TRUST COMPANY, N.A.

All Consents and revocations of Consents should be sent to the Information Agent at the address specified above. Requests for assistance in completing and delivering Consents, or for additional copies of the Consent or this Amended and Restated Consent Solicitation Statement Supplement, should be directed to the Information Agent. Questions concerning the terms of the Solicitation should be directed to the Solicitation Agent.